Exhibit 99.1

                     Identix Reports First Quarter Results;
           Top-line Performance at High End of Company Expectations;
                         Bottom-line Beats Expectations

     MINNETONKA, Minn.--(BUSINESS WIRE)--Oct. 28, 2004--Identix Incorporated (Nasdaq:IDNX) today reported financial results for its fiscal 2005 first quarter ended September 30, 2004. Fiscal 2005 first quarter revenue was $16.6 million, up 33 percent when compared to revenue of $12.5 million in the same quarter last year. Fiscal 2005 first quarter loss from continuing operations was $4.8 million, or $0.05 per fully diluted share, compared to a loss from continuing operations of $4.9 million, or $0.06 per fully diluted share in the year-earlier quarter. The net loss for the fiscal 2005 first quarter included a special charge of $451,000 related to the increase in the Company's lease obligation reserve related to its vacated facility in California. Gross margin for the fiscal 2005 first quarter declined as expected to 30 percent of revenue, compared to 38 percent of revenue in the year earlier quarter. The expected decline in gross margin, as detailed in the Company's August 12, 2004 press release, is due to Identix' planned upfront investment in certain customer programs. The Company believes the return on this investment and a shift in product mix will result in significantly higher gross margin between 40 and 44 percent of revenue in the second half of its fiscal 2005 year.
     The Company's balance sheet remains solid with no long-term debt and a combined cash and marketable securities balance of $43.8 million as of September 30, 2004, down by $1.6 million from June 30, 2004.
     As a result of the Company's sale of its project management services subsidiary, Identix Public Sector, Inc. (IPS), in February 2004, the Company's financial statement presentations have been reclassified to present IPS as a discontinued operation. All prior period financial information and comparisons in this press release and all future financial reports issued by the Company will reflect the reclassification of the IPS business net operating results as discontinued operations. The Company's net loss for the fiscal 2005 first quarter was not impacted by the discontinued IPS business. The net loss for the year earlier quarter, including the impact of the discontinued IPS business was $4.7 million, or $0.05 per fully diluted share.
     "This was a quarter of record biometrics-related revenue for Identix," said Identix President & CEO Dr. Joseph J. Atick. "Our multi-year focus on, and commitment to, the government sectors as the key markets for adoption paid off with Identix receiving and announcing purchase orders for more than $11.5 million in federal, state and local government awards during the quarter. The quarter was highlighted by our award from the Department of State to create the world's largest facial recognition program to assist in the application and issuance processes of travel documents. This significant win," Atick continued, "coupled with our ongoing involvement in providing Identix ten-print live scan systems to support US-VISIT, gives Identix a leading role in the two highest profile biometrics projects ever awarded, and in our view sets the stage for continued worldwide adoption of biometrics."
     Identix CFO Elissa Lindsoe commented, "We began fiscal 2005 with in-house purchase orders representing approximately 25 percent of our expected full fiscal year biometrics product revenue. This is a significant shift from prior years, where it was not uncommon to have only five percent or less in-house at the start of the fiscal year. Continued strong order flow for our biometrics products brought us in near the top end of our range of revenue expectations, while solid expense management enabled us to beat our bottom line expectations. The increased volume of orders has also provided us with enhanced visibility for the remainder of our fiscal year. As of the beginning of our second quarter," Lindsoe continued, "more than 35 percent of our projected second through fourth quarter product revenues were supported by in-house purchase orders. This trend further validates our expectation that fiscal 2005 revenue will be 30 - 45 percent greater than in fiscal 2004, while we also achieve meaningful bottom-line improvement."

     Current Fiscal 2005 Financial Outlook

     The Company is affirming the ranges of financial expectations for the remaining three quarters of its fiscal 2005-year ending June 30, 2005. Identix cautions that these financial expectations are forward-looking statements that fall under the Company's Safe Harbor statement below. Identix cautions that delivery on orders, as well as product mix that may affect gross margin, can move or vary from one quarter to another, which could materially adversely affect the Company's current expectations.


        Second quarter ending December 31, 2004:
        ---------------------------------------
        Revenue is expected to be between $17.0 - $19.0 million, with an expected net loss of $0.04 - $0.06 per share.

        Third quarter ending March 31, 2005:
        -----------------------------------
        Revenue is expected to be between $19.0 - $21.0 million, with an expected net loss of $0.02 - $0.04 per share.

        Fourth quarter ending June 30, 2005:
        -----------------------------------
        Revenue is expected to be between $20.5 - $23.0 million, with an expected net loss of $0.01 - $0.03 per share.


     Fiscal 2005 first quarter highlights included:

     -- Identix was selected by the U.S. Department of State (DoS) to supply and integrate its biometric data-mining engines (ABIS(TM)) into the DoS visa issuance programs to create the largest facial recognition project in the world for DoS visa processing.

     -- Identix experienced strong order flow from the federal sector, with announced purchase orders of more than $7.3 million from federal customers for Identix' industry-leading TouchPrint(R) 3000 line of 10-print and full hand live scan systems.

     -- Identix experienced further strength in the state and local government markets, with four multiple hundred thousand dollar purchase orders announced totaling in excess of $2.1 million for Identix' TouchPrint 3000 line of ten-print and full hand live scan systems.

     -- Identix continued to experience growing international opportunities as illustrated by Identix' biometric fingerprint technology being selected by an unnamed country in the Arab world to assist in tracking visitors into and out of the country. The country has procured a license for Identix(R) BioEngine fingerprint technology to be used for the country's entry/exit program for storing and searching up to one million fingerprint templates and to be deployed with Identix' single fingerprint capture devices at entry/exit locations throughout the nation.

     -- Identix was singled out by Fortune Magazine as operating one of the top R&D centers in the U.S. for its industry-leading advances in biometrics, and specifically for its facial recognition technology for Homeland Security applications.

     -- Identix announced the commercial release of ABIS 3.0, its multi-biometric data-mining and search engine, which integrates Identix' proprietary skin biometric technology in its latest generation FaceIt(R) technology (G6). ABIS 3.0 provides increased scalability up to 100 million images, coupled with image quality control modules to help ensure maximum accuracy.

     Identix will host a webcast today at 9:00 am EST. The webcast will be broadcast live and may be accessed at the Identix website at http://www.shareholder.com/identix/medialist.cfm. To listen to the live webcast, please visit the Identix Investor Relations web site and click on the conference call button at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay will be available at the same location shortly after the call. For those without Internet access, you may call (800) 642-1687, code 1430114, beginning two hours after completion of the call. The telephonic replay will be available until midnight November 3, 2004.

     About Identix Incorporated

     Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric technology company. Identix provides fingerprint, facial and skin biometric technologies, as well as systems, and critical system components that empower the identification of individuals in large-scale ID and ID management programs. The Company's offerings include live scan systems and services for biometric data capture, mobile systems for on-the-spot ID, and backend standards-based modules and software components for biometric matching and data mining. Identix products are used to conduct background checks, speed travel and commerce via secure identification documents, prevent identity fraud in large-scale government and civil ID programs, and control access to secure areas and networks. With a global network of partners, such as leading system integrators, defense prime contractors and OEMs, Identix serves a broad range of markets including government, law enforcement, gaming, finance, travel, transportation, corporate enterprise and healthcare.
     More information on Identix can be accessed via the Company web site at http://www.identix.com.
     Identix, ABIS, BioEngine and TouchPrint are trademarks or registered trademarks of Identix Incorporated in the United States and other countries.

     Statements in this release that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Risks and uncertainties include, without limitation, those related to: the ability of the Company to achieve or exceed targeted revenue levels from its Blanket Purchase Agreement with the Department of Homeland Security and its facial recognition system and integration support services contract with the Department of State, as well as targeted revenues from other customers; the availability of funding from government customers; and the readiness of customers to accept delivery of ordered products on a timely basis; the ability of the Company to successfully compete for and be awarded certain major domestic and/or international government contracts that are or will be the subject of targeted RFP's and RFQ's; the ability of Identix to complete product development and obtain relevant government agency certifications on a timely basis; the ability of the Company to achieve targeted levels of product mix and cost improvement; increasing levels of competition; and other risks identified in the Company's SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


IDENTIX INCORPORATED
CONSOLIDATED  CONDENSED FINANCIAL STATEMENTS
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   Three Months Ended
                                                     September 30,
                                                    2004        2003
                                                  ---------  ---------

Revenue                                          $  16,623  $  12,467
Cost of revenue                                     11,691      7,671
                                                  ---------  ---------
Gross profit                                         4,932      4,796

Operating expenses:
    Selling and marketing                            2,662      2,737
    Research and development                         2,529      2,255
    General and administrative                       3,089      3,549
    Amortization of acquired intangible assets       1,284      1,382
    Special charges                                    451        ---
                                                  ---------  ---------
                                                    10,015      9,923
                                                  ---------  ---------
Operating loss                                      (5,083)    (5,127)

Interest and other income, net                         269        310
Interest expense                                        (6)        (3)
Equity interest in loss of joint venture               ---       (105)
                                                  ---------  ---------
Loss before taxes and discontinued operations       (4,820)    (4,925)

Income tax expense                                     (13)        (9)
                                                  ---------  ---------
Loss from continuing operations                     (4,833)    (4,934)

Income from discontinued operations                    ---        278
                                                  ---------  ---------
Net loss                                         $  (4,833) $  (4,656)
                                                  =========  =========

Basic and diluted loss per share:
    Continuing operations                        $   (0.05) $   (0.06)
    Discontinued operations                            ---       0.01
                                                  ---------  ---------
    Basic and diluted loss per share             $   (0.05) $   (0.05)
                                                  =========  =========
Weighted average shares outstanding
    basic and diluted                               88,439     86,015



Consolidated Condensed Balance Sheets
(UNAUDITED, IN THOUSANDS)
                                                  Sep. 30,   Jun. 30,
                                                    2004       2004
                                                  ---------  ---------

Assets
Cash and cash equivalents                        $  34,362  $  35,944
Marketable securities                                9,455      9,472
Accounts receivable, net                            12,421     11,412
Inventories, net                                     6,066      7,171
Prepaid expenses and other assets                      985      1,052
                                                  ---------  ---------
      Total current assets                          63,289     65,051

Property and equipment, net                          1,987      2,153
Goodwill                                           141,213    141,213
Acquired intangible assets, net                     17,213     18,497
Other assets                                         1,203      1,913
                                                  ---------  ---------
Total assets                                     $ 224,905  $ 228,827
                                                  =========  =========

Liabilities and stockholders' equity
Accounts payable                                 $   4,143  $   4,881
Accrued compensation                                 2,919      2,948
Other accrued liabilities                            5,625      4,992
Deferred revenue                                     7,674      6,408
                                                  ---------  ---------
      Total current liabilities                     20,361     19,229

Deferred revenue, net of current portion               644        462
Other liabilities                                    5,040      5,647
                                                  ---------  ---------
    Total liabilities                               26,045     25,338

Stockholders' equity
    Common stock                                       884        884
    Additional paid-in capital                     550,145    549,956
    Accumulated deficit                           (352,026)  (347,193)
    Deferred stock-based compensation                  ---        (14)
    Accumulated other comprehensive loss              (143)      (144)
                                                  ---------  ---------
      Total stockholders' equity                   198,860    203,489
                                                  ---------  ---------
Total liabilities and stockholders' equity       $ 224,905  $ 228,827
                                                  =========  =========


     CONTACT: Identix Incorporated, Minnetonka
              Damon Wright, 952-979-8485
              damon.wright@identix.com